U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

T&G Apothecary, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	27-4588540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

906 Thayer Drive Gahanna, OH 43230	Nevada Agency and Transfer Company 50 West Liberty Street Reno, NV 89501
(Name and address of principal executive offices)	(Name and address of agent for service)

Primary Standard Industrial Classification Code Number: 2844

Registrant's telephone number, including area code: (702) 528-1806

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM PRICE SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	1,200,000 shares	$0.01	$12,000	$1.39

(1)	This price was arbitrarily determined by T&G Apothecary, Inc.
(2) (3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act. Already paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated October 4 , 2011
PROSPECTUS
T&G APOTHECARY, INC.
1,200,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 1,200,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act.  The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.01 per share for the duration of the offering.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$12,000	None	$12,000

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: October 4 ,  2011

SUMMARY	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	6
Because we have no operating history, have incurred losses since our inception and expect to continue to incur losses, we may a limited basis for you to make an investment decision in our company and our ability to achieve profitably is questionable.	6
Because we have generated no revenues from our business and we will rely on investment funds to sustain our operations, if we are unable to raise additional capital, we may be forced to discontinue our operations.	6
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
RISKS ASSOCIATED WITH OUR BUSINESS MODEL	7
Because we currently lack fully developed products for sale, we may never be able to incur revenues to sustain our business.	7
Because we rely on third-party manufactures for our products, if we are unable to develop good relationships with these manufacturers or their ability to produce our products becomes constrained or unavailable to us, our business could suffer.	7
If we do not effectively implement measures to sell and compete with our products, we may never achieve revenues and you will lose your entire investment.	8
Because we may not succeed in establishing our products in the market, we may be prevented from acquiring customers and generating revenues.	8
If we experience any variation in the quality of our products or delay in our ability to fill orders that could harm our relationships with our customers.	9
Because competition in the beauty industry is highly competitive, there is no assurance that we will be successful in growing our business and achieving our objectives.	9
Because consumer preferences change, we will be forced to create innovative products to increase demand for our products.	9
Because of the instant recession, our business may be adversely affected by any continued downturn in our economy and other market factors outside of our control.	10
RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS	10
Because we are dependent on our executive officer for our success, the loss of key personnel could have a negative effect on our survival.	10
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	10
Because our President and Director, Carolyne Johnson, owns an aggregate of 62.5% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Johnson are inconsistent with the best interests of other stockholders.	11
Because our President and Director, Carolyne Johnson, owns an aggregate of 62.5% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.	11
Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.	11
RISKS RELATED TO LEGAL UNCERTAINTY	12
Because our products may be regulated at the state and federal level, we may be subject to administrative actions that could negatively affect our business.	12

If we are unable to avoid significant exposure to product liability claims, our business could be harmed.	13
Any failure to protect our brands and products from any claims that we are infringing upon the rights of others may adversely affect our competitive position.	13
Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.	13
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	14
RISKS RELATED TO OUR SECURITIES	14
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	14
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	15
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	16
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	17
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DESCRIPTION OF SECURITIES	21
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
ORGANIZATION WITHIN THE LAST FIVE YEARS	23
DESCRIPTION OF BUSINESS	23
DESCRIPTION OF PROPERTY	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
EXECUTIVE COMPENSATION	32
FINANCIAL STATEMENTS	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	35
AVAILABLE INFORMATION	35

Summary

We are engaged in the business of creating a pure, all natural personal care products line for women. The company has been developing its product line and is not a blank check company with the intention of entering into a business combination. We hope to complete the development of 5 initial products for launch in March of 2012.  During this time, we will be testing and manufacturing small quantities of our products, designing and producing the related packaging materials and establishing on online store for product sales.  More information on our plans to accomplish our business plan as set forth later on in this Prospectus.

Our principal executive offices are located in 906 Thayer Drive, Gahanna, Ohio 43230, and our telephone number is 702-528-1806.

We are a development stage company with limited operations and have not generated any sales to date. As of February 28, 2011, we had $18,874 in current assets and $20,561 in current liabilities. Accordingly, we had a working capital deficit of $1,687 as of February 28, 2011. Since our inception through February 28, 2011, we have incurred a net loss of $4,687. We do not have enough cash to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

The Offering

Securities Being Offered
Up to 1,200,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President and Director, Carolyne Johnson, who holds 5,000,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.01 per share for the duration of the offering.

Securities Issued and to be Issued
8,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Carolyne Johnson, owns an aggregate of 5,000,000 shares of the common shares of our company (or 62.5%) and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of February 28, 2011	As of June 30, 2011
Cash and Cash Equivalents	$16,374	$7,822
Total Assets	$18,874	$7,822
Liabilities	$20,561	$21,524
Total Stockholders’ Equity (Deficit)	$(1,687)	$(13,702)

Statement of Operations	From inception on January 18, 2011 through February 28, 2011	For the Three Months Ended June 30, 2011	From inception on January 18, 2011 through June 30, 2011
Revenue	$0	$0	$0
Net Income (Loss)	$(4,687)	$(11,281)	$(16,702)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because we have no operating history, have incurred losses since our inception and expect to continue to incur losses, we may a limited basis for you to make an investment decision in our company and our ability to achieve profitably is questionable.

We are an early-stage company with a no operating history and no revenues from operations. We have no final products ready for commercial sale. We have incurred a net loss of $16,702 since our inception to June 30, 2011. The extent of our future operating losses and the timing of profitability are highly uncertain, and we may never achieve profitability. Our operations to date have been primarily focused on our formation, the hiring of our management team, developing our products, and planning our distribution and marketing efforts for the commercial launch of our products. We have yet to demonstrate that we can generate revenue from sales of our products, and we may never generate revenues from product sales to achieve profitability. Even if we do achieve revenues from our product sales, we expect that increased operating expenses will result in significant operating losses in the near term.

Because we have generated no revenues from our business and we will rely on investment funds to sustain our operations, if we are unable to raise additional capital, we may be forced to discontinue our operations.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our product development, sales activities, and various market conditions. Our current working capital is not sufficient to fund our capital requirements in the future. We will require additional capital to conduct our business activities. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our planned expansion and/or otherwise materially reduce operations. Even if such funds are available, there can be no assurance that our business will be successfully developed or received. If we are to sell additional shares, such sale will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on any future debts, and thus jeopardize our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and meet our business objectives, which might result in the loss of some or all of your investment in our common stock.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from January 18, 2011 (date of inception) to June 30, 2011, totaled $15,886.  We have incurred cumulative net losses of $16,702 since June 30, 2011. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of June 30, 2011, we had cash and cash equivalents in the amount of $7,822. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Risks Associated with Our Business Model

Because we currently lack fully developed products for sale, we may never be able to incur revenues to sustain our business.

We have not yet completed the development of our personal care products for women.  We are in the process of negotiating a contract with Sensibility Soaps to develop our products, but an agreement has not been reached.  There can be no assurance whatsoever that we will ever successfully develop and formulate the products upon which our business plan is based.  As such, we may never generate revenues to sustain our business, and we are forced to rely on investment funds to sustain operations until we develop and market our products.

Because we rely on third-party manufactures for our products, if we are unable to develop good relationships with these manufacturers or their ability to produce our products becomes constrained or unavailable to us, our business could suffer.

We will not own or operate any significant manufacturing facilities. We will use third-party manufacturers and suppliers to manufacture substantially all of our products.  It is likely that we will obtain these products from a limited number of manufacturers and other suppliers. Our business, prospects, results of operations and financial condition could be materially adversely affected if our manufacturers were to experience problems with product quality or delays in the delivery of the finished products or the raw materials or components used to make such product.

We intend to negotiate an agreement with Sensibility Soaps to manufacturer our products.  No such agreement is currently in place.  We have discussed the matter with Sensibility Soaps and we believe an agreement will be possible in the future, but we cannot assure this will be the case. We expect that any such arrangements to be generally of short duration, or terminable upon request.

If we are able to contract with Sensibility Soaps we will be at its mercy to manufacture our products in the manner and in the quantity we desire.  Sensibility Soaps or another manufacturer may not be able to fulfill our demand as it arises, could begin to charge rates that make using their services cost inefficient or may simply not be able to or willing to provide their services to us on a timely basis or at all. In the event of any disruption or delay, whether caused by a rift in our relationship or the inability of our manufacturer to manufacture our products as required, we would need to secure the services of alternative manufacturers.  We may be unable to procure alternative manufacturers at commercially reasonable rates and/or within a reasonably short time period and any such transition could be costly.  In such case, our business, financial condition and results of operations would be adversely affected.

If we do not effectively implement measures to sell and compete with our products, we may never achieve revenues and you will lose your entire investment.

We are currently early in the process of designing and developing our products. Our products are not yet ready for commercial sale. If and when we are satisfied that our products will compete effectively, we intend to begin the manufacture and distribution of our products to beauty product retailers. Our industry is predominantly an industry with several dominant companies with existing brands. As such, there is and will be significant competition for the limited space available on store shelves from which to sell our products. Additionally, we do not have contracts in place with any vendors to buy and/or sell our products. Also, due to our small size and limited potential volume in the near term, our larger and existing competitors may be able to obtain price advantages due to larger volume of sales in the same products.

We have not achieved revenues, or taken active steps to develop a sales force to attain revenues.  We have no experience in providing direct sales and service, nor do we have distributors of our products. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

Because we may not succeed in establishing our products in the market, we may be prevented from acquiring customers and generating revenues.

A significant element of our business strategy is to build market share by developing our products and establishing our brand name. Currently, we do not have a registered trademark or any other intellectual property. If we cannot develop and establish brand identity, we may fail to build a critical mass of customers required to acquire customers and generate revenues. Promoting and positioning our brand in the marketplace will depend largely on the success of our product development and related sales and marketing efforts, coupled with our ability to provide a consistent, high-quality products. To promote our brand, we expect that we will incur substantial expenses related to advertising and other marketing efforts. If our brand promotion activities fail, our ability to attract new customers and maintain our customer relationships will be adversely affected, and, as a result, our financial condition and results of operations will suffer.

If we experience any variation in the quality of our products or delay in our ability to fill orders that could harm our relationships with our customers.

Our success depends upon our quality control and on our ability to deliver products in a timely manner. If our products are not delivered according to customers’ delivery deadlines or are found to be defective or not to specification, our relationships with our customers will suffer, our brands’ reputation would be harmed and we could lose our market share. We could also experience increased return rates or become subject to liability claims. These negative results would have a harmful effect on our business, results of operations and financial condition.

Because competition in the beauty industry is highly competitive, there is no assurance that we will be successful in growing our business and achieving our objectives.

The beauty industry is highly competitive and can change rapidly due to consumer preferences and industry trends.  We compete primarily with global prestige beauty companies, many of whom have greater resources than we have and brands with greater name recognition and consumer loyalty than our brand. Our products also compete with new products that often are accompanied by substantial promotional campaigns. Our success depends on our products’ appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change, and on our ability to develop new products through product innovations and product line extensions, which involve numerous risks. We may also incur increased expenses in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which could negatively affect our results of operations. These competitive factors, as well as new product risks, could have an adverse effect on our business prospects, results of operations and financial condition.

Because consumer preferences change, we will be forced to create innovative products to increase demand for our products.

Our success will depend, in part, upon our ability to develop and introduce different and innovative products. We must also be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will ever purchase or continue to purchase our product in the future. Product lifecycles for our brand may be limited to a few years before consumers’ preferences change. The beauty industry is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

Because of the instant recession, our business may be adversely affected by any continued downturn in our economy and other market factors outside of our control.

Our business plan and success will be dependent on discretionary consumer spending. A significant downturn in the national economy, heightened inflation, and prolonged economic weakness in the spending of discretionary funds, could adversely affect our business, financial condition, and results of operations. Our growth depends significantly on continued economic growth in the markets where we sell our products. Because our products are considered cosmetic in nature, they are typically paid directly out of disposable income. As a result, an economic downturn in any of our markets could have an adverse effect on the sales and profitability of our products. Any reductions in consumer spending may adversely affect our business. In such an environment, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Associated with Management and Control Persons

Because we are dependent on our executive officer for our success, the loss of key personnel could have a negative effect on our survival.

Our success depends to a significant degree on the skills, experience and efforts of our executive officer, Carolyne Johnson.  The loss of the services of this individual could harm our business.  We do not have an employment agreement with Ms. Johnson, nor do we have life insurance on her.  If she left our company or was seriously injured and unable to work, our business could be harmed.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the inability to hire and retain qualified individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our President and Director, Carolyne Johnson, owns an aggregate of 62.5% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Johnson are inconsistent with the best interests of other stockholders.

Carolyne Johnson is our President, CEO, Treasurer and Director.  She owns approximately 62.5% of the outstanding shares of our common stock. Accordingly, she will have an overwhelming influence in determining the outcome of all corporate transactions or other matters. The direction Ms. Johnson takes the company may differ from the interests of the other stockholders.  Shee has sole power to decide every aspect of our business, including fundamental decisions like raising money, which could dilute your ownership in our company, spending investment funds and any future revenue, pursuing business direction, deciding her pay as an officer and director, deciding on what contracts to sign, and other important matters.  These decisions may differ radically from the choices you would make as an investor in our company.

Because our President and Director, Carolyne Johnson, owns an aggregate of 62.5% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.

Our President, CEO, Treasurer and Director, Carolyne Johnson, owns 5,000,000 shares of our common stock, which equates to 62.5% of our outstanding common stock.  There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly quoted on the over-the-counter bulletin board, Ms. Johnson may at some point be eligible to sell her shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.

Our management and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. Carolyne Johnson, our President, CEO, Treasurer and Director, has no experience running a public company.  For now, she will rely heavily on legal counsel and accounting professionals to help with our future SEC reporting requirements.  This will likely divert needed capital resources away from the objectives of implementing our business plan.   These expenses could be more costly that we are able to bear and could result in us not being able to successfully implement our business plan.

We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company. Furthermore, after any applicable transition period for new public companies, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting in our annual reports on Form 10-K. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our chief executive officer, chief financial officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors.

Risks Related to Legal Uncertainty

Because our products may be regulated at the state and federal level, we may be subject to administrative actions that could negatively affect our business.

The processing, formulation, manufacturing, packaging, labeling, advertising, and distribution of our products may be subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the Consumer Product Safety Commission, the United States Department of Agriculture, and the Environmental Protection Agency. These activities may also be regulated by various state, local, and international laws and agencies of the states and localities in which our products are sold.

In the United States, the FDA does not have a premarket approval system for cosmetic products, and we believe we are permitted to market our products and have them manufactured without submitting safety or efficacy data to the FDA.  However, the FDA may in the future determine to regulate our products or the ingredients included in our products as drugs or biologics, rather than cosmetics.  If our products are deemed to be drugs or biologics, rather than cosmetics, we would be required to conduct clinical trials to demonstrate the safety and efficacy of our products in order to continue to market and sell them. In such event, we may not have sufficient resources to conduct any required clinical trials and we may not be able to establish sufficient efficacy or safety data to resume the sale of our products. Any inquiries by the FDA or any foreign regulatory authorities into the regulatory status of our products and any related interruption in the marketing and sale of our products could severely damage our brands and image in the marketplace.

In the United States, FDA regulations govern, among other things, the advertising and promotion of our products.  If the FDA determines that any of our marketing claims are false or misleading, or suggest a clinical benefit that is not supported in the studies we have done, we may be required to cease making the challenged marketing claims, issue corrective communications, pay fines, or stop selling products until the incorrect claims have been corrected. FDA or FTC enforcement actions regarding promotional claims, including warning letters, would also divert management attention and create public relations issues for our company.

If we are unable to avoid significant exposure to product liability claims, our business could be harmed.

Unexpected and undesirable side effects caused by our products for which we have not provided sufficient label warnings could result in the recall or discontinuance of sales of some or all of our products. Unexpected and undesirable side effects could prevent us from achieving or maintaining market acceptance of the affected products or could substantially increase the costs and expenses in marketing new products. We may, in the future, be subject to various product liability claims resulting from those undesirable side effects caused by our products. Product liability claims may result in negative publicity regarding our company, brand or products that may harm our reputation and sales. In addition, if one of our products is found to be defective, we may be required to recall it, which may result in substantial expense, adverse publicity and loss of sales, which would substantially harm our brand.

We do not currently maintain product liability insurance, and there is no guarantee that we will have coverage in the future sufficient to alleviate this risk. If we are sued for any harmful effects that may have been caused by our products, or any products we have used therein, we could suffer a significant financial loss.

Any failure to protect our brands and products from any claims that we are infringing upon the rights of others may adversely affect our competitive position.

Our officer and director, Carolyne Johnson, has developed a number of women care products, using a unique blend of different raw materials. We consider these formulations unique; however, we have no patents pending for our formulations and, currently, we do not have a registered trademark or any other intellectual property. Our success depends, in large part, on our ability to protect our current and future brands and products and to defend our intellectual property rights. When we apply for such protection, we cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our Certificate of Incorporation, Bylaws, and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be quoted on the bulletin board, or, if quoted, a public market may not materialize. If our common stock is not quoted on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 fixed per share offering price of our common stock was arbitrarily chosen and will continue for the duration of the offering. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,200,000 shares of common stock offered through this prospectus. On February 7, 2011, we completed a private placement and issued 3,000,000 shares of our common stock pursuant to Regulation D, Rule 504 of the Securities Act. All shares were issued at a price of $0.001 per share. We received proceeds of $3,000 from the offering. The selling shareholders are deemed underwriters within the meaning of Section 2(11) of the Securities Act, and any shares offered hereby will be fixed at $0.01 per share for the duration of the offering.

We are registering the shares for resale because we believe that financial transparency and potential future liquidity which may be afforded to holders of our common stock will make an investment in our common stock more attractive to investors in future attempts to raise capital.  We believe that this will, in turn, better enable to us to implement and grow our business plan.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of October 4, 2011 , including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,000,000 shares of common stock outstanding on October 4, 2011 .

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
George S. Bast	100,000	40,000	60,000	60%
James Bauer	100,000	40,000	60,000	60%
Bobbie Berry	100,000	40,000	60,000	60%
Charles Berry	100,000	40,000	60,000	60%
Craig Brinck	100,000	40,000	60,000	60%
Rachel Brinck	100,000	40,000	60,000	60%
Gina Gourley	100,000	40,000	60,000	60%
Charles Gourley	100,000	40,000	60,000	60%
Ben Grant	100,000	40,000	60,000	60%
Brian Heim	100,000	40,000	60,000	60%
Jason J. Heiob	100,000	40,000	60,000	60%
Kami S. Heiob	100,000	40,000	60,000	60%
Amanda M. James	100,000	40,000	60,000	60%
Edward J. James Jr.	100,000	40,000	60,000	60%
Kelly Johnson	100,000	40,000	60,000	60%
Kurt J. Johnson	100,000	40,000	60,000	60%
Emily L. Lang	100,000	40,000	60,000	60%
Sarah M. Lashley	100,000	40,000	60,000	60%
James D. Lashley	100,000	40,000	60,000	60%
Thomas R. Lewis	100,000	40,000	60,000	60%
Jon Owens	100,000	40,000	60,000	60%
Stephen T. Porter	100,000	40,000	60,000	60%
Alison M. Porter	100,000	40,000	60,000	60%
Jacklyn Rosey	100,000	40,000	60,000	60%
Jessica L. Rosey	100,000	40,000	60,000	60%
Jessica L. Rossman	100,000	40,000	60,000	60%
Rikki R. Schlensker	100,000	40,000	60,000	60%
Carrie M. Sicking	100,000	40,000	60,000	60%
Cheryl Stupprich	100,000	40,000	60,000	60%
Jacob A. Werner	100,000	40,000	60,000	60%
	3,000,000	1,200,000	1,800,000	60%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act. As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act.  The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.01 per share for the duration of the offering. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize and even if it does, the shares offered hereby may only be sold at the fixed price of $0.01.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, because the selling shareholders are deemed underwriters, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

We have two executive officers and one director.  As of October 4, 2011 , these persons are as follows:

Name	Age	Position Held with the Company
Carolyne S. Johnson	63	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director
Scott A. Stupprich	36	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Carolyne S. Johnson, President, CEO, Treasurer and CFO

Carolyne has been in business for over 43 years.  She attended Eastern Kentucky University, where she studied English Literature.  Carolyne also attended Community College of Southern Nevada where she studied American Sign Language.  For the last 12 years, she has worked as a paralegal, specializing in corporate and securities work and has attended classes given by the SEC Institute in order to hone her skills in this area.  Carolyne currently is President of CSJ Solutions, LLC, a company that assists new companies to incorporate in the various states and is resident agent for many of them in the State of Nevada. She worked at Language Access Network, Inc., a publicly traded company, as in-house paralegal in 2006 until 2008.  Beginning March 2008, she began working at Capital City Energy Group, Inc. as a paralegal.  Ms. Johnson is still acting as a subcontractor for them on a part-time basis but is focused on T&G Apothecary, Inc.

The many years that Carolyne has spent in the corporate environment uniquely qualifies her to run our company.  She has worked for many different types of industries ranging from chemical companies to law offices.  The majority of her career in the last 20 years has been at a management level in all aspects including accounting, sales, marketing, as well as performing executive assistant duties to the CEO’s and Presidents of many of those companies.  Between 1985 and 1991, Carolyne was the national sales manager of an industrial knife company.  In this position she oversaw an outside sales force of 5 individuals and an inside sales force of 15.  The job also entailed dealing with international knife manufacturers to negotiate contracts to purchase their knives for import.  Once the contracts were secured, it was her responsibility to deal with the US Customs Department in order to clear the merchandise for transport to the United States, a tasks that requires a great deal of paperwork with excellent attention to detail.

Carolyne has been manufacturing these products in her home for the female members of her family for many years.  Her interest in the development of these products was due to the fact that the products readily available on the market were not only too expensive, the labels had ingredients that were not familiar to the average consumer, therefore you never knew exactly to what you were exposing your skin, in many instances causing  a severe allergic reactions.  All of the ingredients in T & G’s product line are items that are available in almost every home.  There are no chemical preservatives.

Scott A. Stupprich, Secretary

Scott served honorably in the U.S.Navy for 8 years beginning in 1993.  While serving, he was awarded the Maritime Service Award.

After leaving the Navy, Scott worked as a loan officer while he was studying Automotive and Furniture upholstery, starting his own business restoring classic automobiles.  Scott began his apprenticeship for Peck, Hannaford, & Briggs Co. sheet metal in 2006 for and has recently completed it and is now a Journeyman. Simultaneously in 2007, he began a TwoCan Landscape business where is he currently its President and principal designer.  Scott currently holds licenses as forklift operator, scissor lift operator, jig and articulated boom operator as well as powder actuated toll operator.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

Scott Strupprich is the son of Carolyne Johnson. Aside from this, there are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Carolyne Johnson.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of  October 4, 2011 , certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership 1	% of Common Stock 2
Carolyne Johnson 906 Thayer Drive Gahanna, OH 43230	Common Stock	5,000,000 Shares	62.5%
Scott A. Stupprich 906 Thayer Drive Gahanna, OH 43230	Common Stock	0 Shares	0%
DIRECTORS AND OFFICERS – TOTAL (Two Officers and One Director)		5,000,000 Shares	62.5%

5% SHAREHOLDERS
NONE	Common Stock

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 8,000,000 shares of common stock issued and outstanding for the company as of October 4, 2011 .

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of October 4, 2011 , there were 8,000,000 shares of our common stock issued and outstanding.  Our shares are held by thirty-one (31) stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.  Mr. Jennings address is 330 Carousel Parkway, Henderson, Nevada 89014.

Sadler Gibb & Associates, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Sadler Gibb & Associates has presented his report with respect to our audited financial statements. The report of Sadler Gibb & Associates is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We are engaged in the business of creating a pure, all natural personal care products line for women. Our principal executive offices are located in 906 Thayer Drive, Gahanna, Ohio 43230, and our telephone number is 614-519-2171.

Carolyne Johnson, our President, CEO, CFO and Director, is a person that may be described as a “promoter” as defined in Rule 405 of the Securities Act by virtue of her role in founding and organizing our company.

Our fiscal year end is December 31.

Description of Business

Business Overview

We were incorporated on January 17, 2011, as T&G Apothecary, Inc.  The business was founded by our President, Carolyne S. Johnson, with her vision of creating a pure, all natural personal care products line for women. Our business plan is to develop and market a 100% USDA Certified Organic personal care product line for women.

We are currently in the process of negotiating an agreement with Sensibility Soaps, based in Pennsylvania, to develop our product line containing high quality certified USDA Organic ingredients. We are also considering other firms as well for this work.We decided to use natural ingredients as an alternative to the synthetic ingredients prevalent in personal care products today. We hope to develop products with only the best ingredients from Sensibility Soaps’ trusted suppliers and we intend to establish formulations using fresh, pure, and safe ingredients that appeal to women.

Our products are inspired by many growing trends, but most specifically consumers seeking new, intriguing, formulations which promote well-being either through the principles of natural therapy, or simply for the pleasure the natural aromas the products will bring. Moreover, there is an increasing awareness among consumers of the benefits in using organic and natural products. We intend to differentiate our products by using 100% USDA Organic ingredients. Unlike many other companies, our use of natural ingredients will not entail using a small portion of natural ingredients to tout the product as “natural.” Our products are created to support optimal benefit to the users by containing ingredients that make a difference.

We intend for our products to have the following characteristics:

§	Moisturizing, non-irritating, softening, cleansing and nourishing

§	100% USCA Certified organic

§	No synthetic preservatives, colors or fragrances

§	No Sodium Laureth (Lauryl) Sulfate to irritate skin (we use coconut oil to lather)

§	No Petro-chemicals, lanolin or mineral oil

Our Products

Our plan is to develop customized formulas, and manufacture and market a line of Organic Personal Care Products in the women’s segment of the personal care product market.  We intend to use ingredients that are certified organic and that yield high concentrations of minerals, vitamins, and nutrients. The raw materials are readily available in retail stores. The Company intends to sell five (5) initial products, which are described in more detail below.  We expect that these products will be available for our online retail launch, which is currently scheduled to take place in March 2012.

Rose Bath Salts

1.	½ Cup unscented liquid soap (such as Dr. Bonner’s Baby Mild Liquid Soap that you can get from their website (DrBonners.com)
2.	1 Tablespoon light oil, such as canola, sunflower or sweet almond
3.	¼ Cup hibiscus or raspberry tea (to establish the pink color) – DO NOT USE FOOD COLORING, IT WILL DYE YOUR SKIN
4.	6 Cups Epsom salts
5.	Handful pink rose petals

Stir soap, oil and tea together.  Pour over the salts and stir until evenly coated.  Spread salts on a cookie sheet covered with a paper towel.  Air-dry overnight or until salts feel dry.  Gently mix in the rose petals.  Pour into a pretty container.

Sprinkle a handful of the scented salts under warm running water while you draw a bath, then relax in the luxuriously fragrant suds.

Mocha Facial Scrub

1.	¼ Cup finely ground coffee
2.	¼ Cup baking soda
3.	¼ Cup cocoa powder
4.	½ Cup powdered milk

Stir all ingredients together and pour into a pretty, re-closable jar.

Massage a small scoop of the scrub over damp, freshly washed skin.  For an extra-gentle scrub, add a few drops of water to the scrub in your hand.

Lemon Sugar Exfoliating Body Scrub

1.	1 Cup sugar
2.	1 Cup Epsom salts
3.	1 teaspoon lemon juice
4.	Zest of approximately 4 – 7 lemons
5.	6 Tablespoons olive, sweet almond or grapeseed oil (I usually use olive oil)

Stir all ingredients together and place scrub in a pretty container with an air-tight lid.

Use while in the shower.  Get newly washed skin damp, turn off the water and massage scrub over your body.  Rise and pat dry.

Oatmeal Cookie Bath

1.	2 Cup rolled oats or plain, instant oatmeal
2.	1 Cup baking soda
3.	1-1/2 Teaspoon ground cinnamon
4.	2-1/2 Tablespoons vanilla extract

In blender, mix all ingredients until soft and powdery.   Place the powder in a pretty container with an air-tight lid.

Pour a scoop of powder under warm, running water while you draw your bath.  Relax and soak in the soothing, cookie-scented water.

Sparkly Bath Bombs

1.	4 drops peppermint essential oil, OR 1-1/2 teaspoons peppermint extract
2.	2/3 Cup light oil, such as almond, canola or sunflower
3.	1 Cup baking soda
4.	1 Cup citric acid powder (found in health-food stores)
5.	½ Cup cornstarch
6.	Silver and blue (or you can use other colors if you want) sprinkles (like the ones you use in decorating the tops of cookies or cakes).

Blend the essential oil into the light base oil.  Combine baking soda, acid powder, cornstarch and oil until it forms crumbly dough that holds together when squeezed.  Shake sprinkles into the bottom of any shape mold you have chosen (I usually use stars).  On top of the sprinkles press enough of the mixture to pack it in pretty tight.  Let the molds set overnight.  Gently turn the molds over onto a flat surface and release the mold.  Allow to air-dry for several hours.  Place in an attractive gift box.

Plop one of the bombs into a tub of warm water, soak and enjoy.

Development, Manufacturing and Distribution

Our officer and director, Carolyne Johnson, has developed a number of women care products, based in part on the above ingredients, using a unique blend of different raw materials. We consider these formulations unique; however, we have no patents pending for our formulations. Currently, we do not have a registered trademark or any other intellectual property but intend to seek this protection for our products in the future.  Our products, while largely formulated with the base of unique ingredients, are still in the development phase. We are currently in the process of finalizing our product formulations with the help of Sensibility Soaps.  We intend to use this firm to provide us with a commercial ready batch of each of our five products.  We intend to sample each finalized product and complete the process of choosing all the peripheral items involved in the manufacturing and marketing process, including: the shape and size of the product containers; the types of caps; the packaging; the logo and label designs; and unit cartons. We intend to use Whip-Smart Development to handle our packaging design. In prestige markets, more than any other, the package is the product.  We also plan to utilize their diverse in-house and facility resources, where they will integrate brand development, package design and manufacture of the actual boxes and bottles our products will be showcased in. We have been in discussions with Whip-Smart over the various pricing and decorative options for product presentation.  We have yet not entered into an agreement with Whip-Smart.

We have recently developed our online store for distribution. The website is at www.tgapothecary.com, but it is still under construction.  The only section that has yet to be added is the shopping cart, once our products are manufactured.  There will be no additional operational expenses with adding this section to the website as it was already included in the website expense. We are in the process of defining the launch schedule and the promotional events that will surround it.  We expect our products to be available on the website in March 2012, although a definitive launch date has yet to be determined.  Following our online launch, we intend to locate and negotiate with distributors to develop additional channels for our product.

Competition

Among all the brands found in this industry, we consider our closest competitor to be Burt’s Bees. Burt’s Bees is a natural line that reflects our product concept and closely resembles our proposed product line. The concept and creation of the Burt’s product line, like ours, is an extrapolation on the benefits of the antioxidants, polyphenols, and organic and natural ingredients. The advantage of Burt’s over our proposed product in the marketplace at this time is two fold: (a) they have been on the market for over a decade and have grown to be a global brand with distribution outlets all over the world; and (b) they serve a larger target audience with a lower price point than we anticipate.

The prime difference between Burt’s and our proposed product line is expected to be based on the market segment and Certified Organic quality of ingredients that will be included in our products. Unlike Burt’s, who is segmented in the mass market, we expect our product line to be sold in the prestige market online. This market  refers to companies such as La Mer, Sisleya, Naturra Bisse, Fresh, Orlane, Z. Bigatti, and La Prairie that have luxurious products with very decorative and expensive containers.  Therefore, the containers are key to our products’ success as well. Further, our brand will use only the highest quality USDA Certified Organic ingredients available, including extracts, producing a highly concentrated preparation of antioxidant polyphenols. We have also created our own unique complex that encapsulates a variety of selected Organic antioxidant ingredients to be effectively delivered directly to the skin without compromising their integrity.  We are also using our own uniquely innovative raw materials derived from Certified Organic farmers, to process as opposed to only using commercially available raw materials. Our product line will also be packaged in high quality containers with inviting labels, versus the lesser quality plastic tubes and bottles used by Burt’s. We believe these same characteristics, Certified Organic, quality ingredients, and decorative containers, will also help us stand out in the prestige market.

Employees

We have two employees.  Carolyne S. Johnson works full-time and Scott A. Stupprich works part-time.

Government Regulations

The processing, formulation, manufacturing, packaging, labeling, advertising, and distribution of our products may be subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the Consumer Product Safety Commission, the United States Department of Agriculture, and the Environmental Protection Agency. These activities may also be regulated by various state, local, and international laws and agencies of the states and localities in which our products are sold.

In the United States, the FDA does not have a premarket approval system for cosmetic products, and we believe we are permitted to market our products and have them manufactured without submitting safety or efficacy data to the FDA.  However, the FDA may in the future determine to regulate our products or the ingredients included in our products as drugs or biologics, rather than cosmetics.  If our products are deemed to be drugs or biologics, rather than cosmetics, we would be required to conduct clinical trials to demonstrate the safety and efficacy of our products in order to continue to market and sell them. In such event, we may not have sufficient resources to conduct any required clinical trials and we may not be able to establish sufficient efficacy or safety data to resume the sale of our products. Any inquiries by the FDA or any foreign regulatory authorities into the regulatory status of our products and any related interruption in the marketing and sale of our products could severely damage our brands and image in the marketplace.

Similarly, if the FDA determines to regulate our products or the ingredients included in our products as drugs or biologics, rather than cosmetics, then would be subject to the FDA regulations that govern, among other things, the advertising and promotion of our products.  We do not believe we are now subject to these regulations, which prohibit false or misleading marketing claims or claims that suggest a clinical benefit that is not supported in the studies performed, among others.  If we are regulated and found guilty of any such claims, we may be required to cease making the challenged marketing claims, issue corrective communications, pay fines, or stop selling products until the incorrect claims have been corrected. FDA enforcement actions regarding promotional claims, including warning letters, would also divert management attention and create public relations issues for our company.

Description of Property

We do not own any real property used in the operation of our current business. We maintain our corporate office in 906 Thayer Drive, Gahanna, Ohio 43230 at the home of our officer and director.  The space is provided free of charge and is equipped with a fax machine, printers, computers, phone, desk, and filing cabinets.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Plan of Operation

Product Development

We intend to develop, market and sell five initial products under our women’s care line. We will not manufacture our products in-house; instead we intend to source the work to Sensibility Soaps, a company we feel is well equip to handle our manufacturing needs.

We expect to complete product development and be in a position to start manufacturing our products by January of 2012. During this period, we will be working closely with the chemist at Sensibility Soaps upon his recommendation to modify some of the formulas in order to maintain the ability to refer to our products as “organic.”  We have learned that some of the ingredients in our original formulas may cause skin irritation on some consumers.   There was also brought to our attention a concern about product shelf life.  In order to address these concerns, we are testing our formulations at Sensibility Soaps’ facility. The cost for this research will be approximately $1,275.

While the modifications to the formulas are being done, we will also be working closely with Whip-Smart on the packaging that will be used for the products.  We will not be able to finalize the containers until the testing is completed on the products.  One of the tests that will be performed is to determine whether the product can be placed in a transparent container or if it will need to be placed in a container where no light can penetrate to the product.

We believe it will take Whip-Smart until approximately April of 2012 to design the final packaging, obtain our approval and produce the prototypes of each of the packages for final approval.  At this time we will also finalize the choices of shape and size of the product containers, the types of caps, as well as the logo and label design. The cost for these services is expected to be approximately $3,750 using 3 colors on each product.

After the complete packaging has been approved, Whip-Smart will begin production of the initial quantities we have determined will give us a good indication of how the products will be received in the market.  This step of the process should be completed by approximately May of 2012 and will cost us approximately $16,750 (making 10,000 initial bottles and designs for the 5 products).

When our final products and packaging have been completed, the completed products will be sent to Sensibility Soaps with instructions to fill the containers  with the initial sampling of our five final products.  Once all samples have been approved, we will begin the production of the first batch of all 5 of our products.  We anticipate that the production of our first batch of all five of our products will commence by June, 2012.. The cost to complete sampling and produce our first batch of 5 products will be approximately $150,000 (~$3 per product per bottle for 5 products of 10,000 bottles each).

Marketing and Distribution

Online Store

We have recently developed our online store for distribution.  The website is at www.tgapothecary.com, but it is still under construction to add a shopping cart feature.  We intend to complete the construction of our website at the time we have our first batch of product ready, which should be in December of 2011 .  We have discussed the steps to complete the website infrastructure with our web designer, it will cost approximately $4,000 to complete.

Retailers

Aside from our website as a means to sell our products, we expect that our principal customers will be national, regional and local woman’s care retailers. On the national scale, we hope to distribute our products to companies like Nordstrom and C.O.Bigelow, large luxury retailers. On the local scale, we hope to distribute our products to companies like Charles Penzone and others, located in Ohio. There are also online boutiques such as LiveLoveLuxe that we intend to target. We have chosen to name these specific retailers due to their prestigious image in the consumer market, their large consumer base, and high quality products and services.  No discussions, negotiations, contracts, or agreements have been entered into with any of these companies. As of the date of this filing we have not formalized any retail distribution agreements.

We intend to target these and other retailers through the direct sales efforts of our current management. Aside from our direct sales efforts, we hope to find a network of distributors which cater to the very specialty boutiques we are targeting. We believe that our quest to market our product on a wider scale across the United States will depend in large part on our ability to tap into this network of distributors.

Sales Force

Initially, we intend to keep the number of employees to a bare minimum.  Therefore, the day-to-day operation will be completed by our president, Carolyne Johnson.  Ms. Johnson will coordinate with our packaging and manufacturing companies to make sure each step is on schedule for completion, and she will oversee the normal tasks that are typical to the everyday functions of a company. She will also be responsible for establishing sales channels to our projected retail and online customers.  When we are financial capable, we intend to employ a staff of sales representatives to commence sales efforts. Our sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis, with commissions depending on the product line and terms of the sale. We expect to provide service and support to our sales representatives, including advertising and sales materials.

Promoting

Our marketing and promotion strategies for our products will be focused on building and maintaining a high-quality image. Ms. Johnson will coordinate these activities. When we are financially capable, we intend to hire consultants to help us design, develop and produce sales materials. We will use our sales materials and website to target boutique retailers in our direct marketing efforts and later plan to have them available for use by our future distributors. We do not anticipate spending any money on our marketing and promotional strategies until we are financially capable.

As we grow, we intend to advertise and market our products through woman’s care-focused publications, as well as through catalogs and trade shows. Examples of these types include Women’s Health and Real Simple. Cost to publish media advertising in these publications is approximately $12,000. We have chosen to name these specific women’s care publications due to their prestigious image in the consumer market, their large consumer base, and high quality products and services.  No discussions, negotiations, contracts, or agreements have been entered into with any of these companies.

Trade shows are a retailer’s primary source for information about new products and provide retailers with a chance to personally meet with representatives of a company. Accordingly, we plan to attend trade shows on care products to increase retailer awareness and enthusiasm for our products. The National Retail Federation (NRF) is one such trade show we intend to attend.  It will cost us $15,00-20,000 to attend and advertise at the NRF’s annual convention & expo.

Results of Operations for the Period From Inception January 18, 2011 through February 28, 2011

We generated no revenue for the period from January 18, 2011 (Date of Inception) until February 28, 2011. Our Operating Expenses during this period equaled $4,486, consisting of mainly professional fees along with organizational costs and bank charges. We, therefore, recorded a net loss of $4,687 for the period from January 18, 2011 (Date of Inception) until February 28, 2011.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for the Three Months Ended June 30, 2011 and for the Period From Inception January 18, 2011 through June 30, 2011

We generated no revenue for the period from January 18, 2011 (Date of Inception) until June 30, 2011. Our Operating Expenses during this period equaled $15,886, consisting of mainly professional fees along with organizational costs and bank charges.  We incurred operating expenses of $10,822 for the three months ended June 30, 2011.

We recorded a net loss of $11,281 for the three months ended June 30, 2011.  We recorded a net loss of $16,702 for the period from January 18, 2011 (Date of Inception) until June 30, 2011.

Liquidity and Capital Resources

As of June 30, 2011, we had total current assets of $7,822, consisting of Cash and Cash Equivalents in the amount of $7,882. We had current liabilities of $21,524 as of June 30, 2011.  Thus, we have a working capital deficit of $13,702 as of June 30, 2011.

Operating activities used $13,553 in cash for the period from January 18, 2011 (Date of Inception) until June 30, 2011. Our net loss of $16,702 represented all of our negative operating cash flow offset mainly by an increase in accounts payable of $2,333. Financing Activities during the period from January 18, 2011 (Date of Inception) until June 30, 2011 generated $21,375 in cash during the period.

On January 19, 2011 we entered into a Promissory Note Agreement whereby we received $18,375 from our officer and director, Ms. Johnson.  The note accrues interest at a rate of 10.0% per annum, is unsecured and is due on demand.  As of June 30, 2011, we had accrued interest payable of $816.

As of June 30, 2011, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals.  The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

As described above, our estimated cost to bring the products to the completion and available for sale is approximately $200,000.  For this substantial amount of money, we plan to get bank financing with the local relationships we have in place potentially with Huntington National Bank & Fifth Third Banks.  We also plan to access our network of potential investors, and possibly use broker dealers to assist fund the continuation of operations and get the first batch of products completed.

We are registering the shares for resale because we believe that financial transparency and potential future liquidity which may be afforded to holders of our common stock will make an investment in our common stock more attractive to investors in future attempts to raise capital.  We believe that this will, in turn, better enable to us to implement and grow our business plan.  After our first round of financing, we plan to get secondary financing in the public market as the public begins using our products and becomes familiar with its high quality and beneficial use.

Off Balance Sheet Arrangements

As of June 30, 2011, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Aside from the below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

·	Any of our directors or officers;
·	Any person proposed as a nominee for election as a director;
·	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
·	Any of our promoters;
·	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

On January 19, 2011 we entered into a Promissory Note Agreement whereby we received $18,375 from our officer and director, Ms. Johnson.  The note accrues interest at a rate of 10.0% per annum, is unsecured and is due on demand.  As of June 30, 2011, we had accrued interest payable of $816.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be quoted on the bulletin board, or if quoted, that a public market will materialize.

We have no securities that could be sold pursuant to Rule 144.
The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-one (31) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be quoted on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the periods ended February 28, 2011 and 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carolyne Johnson, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director	2011 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Scott A. Stupprich, Secretary	2011 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 28, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Carolyne Johnson	-	-	-	-	-	-	-	-	-
Scott A. Stupprich	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to date of this Prospectus.

Financial Statements

Index to Financial Statements:

Audited statements:

F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of February 28, 2011
F-3	Statement of Operations from inception on January 18, 2011 through February 28, 2011
F-4	Statement of Stockholders’ Equity (Deficit) from inception on January 18, 2011 through February 28, 2011
F-5	Statement of Cash Flows from inception on January 18, 2011 through February 28, 2011
F-6	Notes to Financial Statements
F-11	Balance Sheet as of June 30, 2011
F-12	Statement of Operations from inception on January 18, 2011 through June 30, 2011
F-13	Statement of Stockholders’ Equity (Deficit) from inception on January 18, 2011 through June 30, 2011
F-14	Statement of Cash Flows from inception on January 18, 2011 through June 30, 2011
F-15	Notes to Financial Statements

SADLER, GIBB& ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
T&G Apothecary, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of T&G Apothecary, Inc. as of February28, 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period from inception on January18, 2011 through February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of T&G Apothecary, Inc. as of February 28, 2011, and the results of their operations and their cash flows for the period from inception on January 18, 2011 through February 28, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses of $4,687 as of February 28, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 22, 2011

T & G APOTHECARY, INC.
(A Development Stage Company)
Balance Sheet

ASSETS	February 28, 2011

CURRENT ASSETS

Cash and Cash Equivalents	$16,374
Prepaid expenses	2,500

Total Current Assets	18,874

TOTAL ASSETS	$18,874

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$1,985
Note payable - related party	18,375
Accrued interest payable - related party	201

Total Current Liabilities	20,561

STOCKHOLDERS' EQUITY

Common stock, 100,000,000 shares authorized at par value of $0.001; 8,000,000 shares issued and outstanding	8,000
Additional paid-in capital	(5,000)
Deficit accumulated during the development stage	(4,687)

Total Stockholders' Equity	(1,687)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,874

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Statement of Operations

From Inception on January 18, 2011 Through February 28, 2011

REVENUES	$-

OPERATING EXPENSES

General and administrative	4,486

Total Operating Expenses	4,486

LOSS FROM OPERATIONS	(4,486)

OTHER EXPENSES

Interest expense	(201)

Total Other Expenses	(201)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(4,687)

BASIC AND DILUTED LOSS PER SHARE
$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	6,333,333

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance at inception on January 18, 2011	-	$-	$-	$-	$-

Founder's shares issued	5,000,000	5,000	(5,000)	-	-

Common stock issued for cash
at $0.001 per share	3,000,000	3,000	-	-	3,000

Net loss from inception through
February 28, 2011	-	-	-	(4,687)	(4,687)

Balance, February 28, 2011	8,000,000	$8,000	$(5,000)	$(4,687)	$(1,687)

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception on January 18, 2011 Through February 28, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(4,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes to operating assets and liabilities:
Prepaid expenses	(2,500)
Accounts payable	1,985
Accrued interest - related party	201
Net Cash Used in Operating Activities	(5,001)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	3,000
Proceeds from note payable - related party	18,375

Net Cash Provided by Financing Activities	21,375

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,374

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,374

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Financial Statement
February 28, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization

T & G Apothecary, Inc. (“the Company”) was incorporated on January 18, 2011, as a Nevada corporation.  The Company has no revenues and limited operations accordingly pursuant to Statement of Financial Accounting Standards No. 7, “Accounting and Reporting by Development Stage Enterprises,” the Company is classified as a development stage company.

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 fiscal year end.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of common shares outstanding during the period.

From Inception through February 28, 2011
Loss (numerator)	$(4,687)
Shares (denominator)	6,333,333
Per share amount	$(0.00)

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of February 28, 2011.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Financial Statement
February 28, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely  than not  that  some portion or all of the deferred  tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

February 28, 2011
Income tax expense at statutory rate	$(1,828)
Valuation allowance	1,828
Income tax expense per books	$-

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Financial Statement
February 28, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Taxes (Continued)

Net deferred tax assets consist of the following components as of:

February 28, 2011
NOL carryover	$1,828
Valuation allowance	(1,828)
Net deferred tax asset	$-

At February 28, 2011, the Company had net operating loss carry forwards of approximately $4,687that may be offset against future taxable income through 2031.  No tax benefit has been reported in the February 28, 2011 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset de-recognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166.

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Financial Statement
February 28, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted
In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Financial Statement
February 28, 2011

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a goingconcern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 100,000,000 common shares at a par value of $0.001 per share.  At February 28, 2011, the Company had issued and outstanding 8,000,000 shares of common stock.  Of the issued and outstanding stock, 5,000,000 shares were issued to the founder of the company as founder’s shares.  On February 7, 2011, the Company issued 3,000,000 shares of its par value $0.001 common stock for $3,000 cash.

NOTE 4 – NOTE PAYABLE – RELATED PARTY

On January 19, 2011, the Company entered into a Promissory Note Agreement whereby the Company received $18,375 from our officer and director, Ms. Johnson.  The note accrues interest at a rate of 10.0% per annum, is unsecured and is due on demand.  As of February 28, 2011, the Company had accrued interest payable of $201 and the note is in good standing.

NOTE 5– SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through the date of this report and there are no subsequent events to disclose.

T & G APOTHECARY, INC.
(A Development Stage Company)
Balance Sheet
(Unaudited)

ASSETS

June 30, 2011
CURRENT ASSETS

Cash and cash equivalents	$7,822

Total Current Assets	7,822

TOTAL ASSETS	$7,822

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$2,333
Note payable - related party	18,375
Accrued interest payable - related party	816

Total Current Liabilities	21,524

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 100,000,000 shares authorized at par value of $0.001; 8,000,000 shares issued and outstanding	8,000
Additional paid-in capital	(5,000)
Deficit accumulated during the development stage	(16,702)

Total Stockholders' Equity (Deficit)	(13,702)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,822

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC
(A Development Stage Company)
Statement of Operations
(Unaudited)

		From Inception
	For the Three	on January 18,
	Months Ended	2011 Through
	June 30,	June 30,
	2011	2011

REVENUES	$-	$-

OPERATING EXPENSES

Professional fees	-	12,423
General and administrative	10,822	3,463

Total Operating Expenses	10,822	15,886

LOSS FROM OPERATIONS	(10,822)	(15,886)

OTHER EXPENSES

Interest expense	(459)	(816)

Total Other Expenses	(459)	(816)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(11,281)	$(16,702)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,000,000	7,079,755

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance at inception on January 18, 2011	-	$-	$-	$-	$-

Founders' shares issued	5,000,000	5,000	(5,000)	-	-

Common stock issued for cash at $0.001 per share	3,000,000	3,000	-	-	3,000

Net loss from inception through June 30, 2011 (unaudited)	-	-	-	(16,702)	(16,702)

Balance, June 30, 2011(unaudited)	8,000,000	$8,000	$(5,000)	$(16,702)	$(13,702)

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

From Inception
on January 18,
2011 Through
June 30,
2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(16,702)
Adjustments to reconcile net loss to
net cash used in operating activities:
Changes to operating assets and liabilities:
Accounts payable	2,333
Accrued interest - related party	816

Net Cash Used in Operating Activities	(13,553)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	3,000
Proceeds from note payable - related party	18,375

Net Cash Provided by Financing Activities	21,375

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,822

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,822

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

T & G APOTHECARY, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements
June 30, 2011

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2011, and for all periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's February 28, 2011 audited financial statements.  The results of operations for the periods ended June 30, 2011 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet
Established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. During the period ended June 30, 2011, the Company changed its elected fiscal year-end from February 28 to December 31.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

NOTE 4 - NOTES PAYABLE RELATED PARTY

On January 19, 2011 the Company entered into Promissory Note Agreement whereby the Company received $18,375 from a related party.  The note accrues interest at a rate of 10 percent per annum, is unsecured and due on demand.  As of June 30, 2011, the Company had accrued interest payable of $816.

NOTE 5 – COMMON STOCK

The Company is authorized to issue 100,000,000 common shares at a par value of $0.001 per share.  At June 30, 2011, the Company had issued and outstanding 8,000,000 shares of common stock.  Of the issued and outstanding stock, 5,000,000 shares were issued to the founder of the company as founders’ shares.  On February 7, 2011, the Company issued 3,000,000 shares of its par value $0.001 common stock for $3,000 cash.

NOTE 6 – SUBSEQUENT EVENTS

 In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000
Total	$27,004

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On February 7, 2011 , we sold 5,000,000 shares of our common stock to our officer and director, Carolyne Johnson, for $5,000.  The 5,000,000 shares of common stock are restricted shares and issued pursuant to Section 4(2) of the Securities Act.

In January of 2011, we completed a private placement and issued 3,000,000 shares of our common stock pursuant to Regulation D, Rule 504 of the Securities Act. All shares were issued at a price of $0.001 per share. We received proceeds of $3,000 from the offering. The investors in the offering are listed above in the section titled “Selling Shareholders.” Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation D offering. No general solicitation or advertising was used in connection with our Regulation D offering.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of David Jennings, Esq., with consent to use (2)
10.1	Promissory Note (1)
23.1	Consent of Sadler Gibb & Associates
24.1	Power of Attorney (see attached signature page)
(1) Previously filed as an Exhibit to the Registration Statement on Form S-1 filed April 7, 2011.
(2) Previously filed as an Exhibit to the Registration Statement on Form S-1/A filed June 8, 2011.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Gahanna, Ohio on  October 4 , 2011.

T&G Apothecary, Inc.

By: /s/ Carolyne Johnson
Carolyne Johnson
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carolyne Johnson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Carolyne Johnson
Carolyne Johnson
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director
October 4 , 2011